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                                                                   EXHIBIT 10.32



                              EMPLOYMENT AGREEMENT


     This Agreement is made as of the 7th day of October, 1996 between Kent Electronics Corporation ("Kent"), a Texas corporation, Futronix Acquisition Company, a Texas corporation (the "Company"), and Terrence M. Hunt (the "Employee").

                                    RECITALS

     WHEREAS, the Employee has been an executive level employee of a company that proposes to merge into the Company on the effective date hereof;

     WHEREAS, the Company is a wholly-owned subsidiary of Kent;

     WHEREAS, the Company desires to entrust Employee with access to certain Confidential Information (as hereinafter defined) concerning the Company's business and the relationships between the Company and its customers, but only if the Employee agrees and covenants not to use or disclose such Confidential Information in competition with the Company;

     WHEREAS, Employee recognizes that the Company will not entrust such Confidential Information to him unless he agrees to the terms of this Agreement;

     WHEREAS, Employee and the Company recognize that the agreements and covenants contained in this Agreement are essential to protect the business of the Company; and

     WHEREAS, the Company desires to retain the Employee to provide services to the Company and the Employee desires to provide services to the Company upon the terms and conditions hereinafter set forth.

                                  WITNESSETH:

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.   Employment.
     ----------

          (a) The Company hereby employs the Employee as an executive level employee, and the Employee hereby accepts such continued employment on the terms and conditions set forth in this Agreement. During the term of the Employee's employment under this Agreement (the "Employment Term"), the Employee shall perform such services as shall be specified from time to time by the Board of Directors of the Company (the "Board") and by any senior executive officer of the Company in a senior position

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     relative to the Employee, which services shall be rendered on behalf of the
     Company, Kent and any other affiliated company, as designated from time to time by the Board or any such senior executive officer.

          (b) The Company has elected the Employee as of the date hereof to the position of President. The Employee shall continue to hold such office or offices and to have such responsibilities as are associated with such office or assigned to him by the Board or a senior executive officer until any change in such office or in such responsibilities as may be approved in writing by a majority vote of the Board or a senior executive officer; provided, however, that notwithstanding any such change, the Employee shall at all times during the Employment Term remain an executive level employee and shall have responsibilities commensurate with such status; and provided further that the Employee shall not be required by the Company to relocate to a metropolitan area different from that in which the Employee resides on the date hereof.


2.   Performance.
     -----------

          The Employee shall devote his entire business efforts to the performance of his duties hereunder; provided, however, that the Employee may engage in personal investment and charitable activities so long as they do not interfere with the performance of his duties hereunder.

3.   Term.
     ----

          The Employment Term shall consist of an initial term beginning on the date hereof and continuing until April 1, 2000.

4.   Compensation for Employment.
     ---------------------------

          (a) The basic annual rate of compensation of the Employee for his employment services to the Company during the Employment Term shall be $150,000 (such amount, as adjusted in accordance with this Section 4, is referred to herein as the "Salary"), which the Company shall pay (or cause to be paid) to the Employee in equal installments in accordance with the normal payroll policies of the Company. The Salary may be adjusted upward on an annual basis as the Board may approve, in its sole discretion, but the Salary shall not be decreased.

          (b) The Employee shall be eligible to receive a bonus (the "Bonus") upon such terms and conditions as may be determined from time to time by the Board; provided, however, that (i) for the period from the date hereof through the end of 1996 the Employee shall receive no Bonus, and (ii) for the fourth quarter of the Company's 1997 fiscal year and the Company's 1998 fiscal year, and only in the event that the Company's income

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     from operations for its 1998 fiscal year exceeds $7,025,000, the Company shall pay the Employee a bonus in an amount equal to the product of 1.25 times 2.34% of the Company's income from operations for the 1998 fiscal year without taking into account any bonuses paid to the Employee or other management-level employees of the Company pursuant to the Employment Agreements (as defined in the Reorganization Agreement ("Reorganization Agreement") dated September 25, 1996) ("Adjusted Pre-Tax Income"). Thereafter, the Company shall permit the Employee to participate in bonus plans comparable to those then provided to other officers of Kent and its subsidiaries in comparable executive positions. Except as provided herein with respect to a termination, the Company shall pay the Bonus with respect to a particular fiscal year in the next fiscal year promptly after the receipt of the Kent's consolidated audited financial statements from its independent accountants.

          (c) During the Employment Term, the Company shall provide (or cause to be provided) the Employee with fringe benefits comparable to those provided to other officers of Kent and its subsidiaries in comparable executive positions (the "Fringe Benefits").

5.   Termination Without Compensation.
     --------------------------------

          (a) Termination After Employment Term. After the expiration of the Employment Term, the Employee or the Company may terminate Employee's employment by the Company on 30 days' written notice. As of the termination date, the Company shall have no further liability or obligation to the Employee hereunder except that the Company shall provide the Employee with any unpaid Salary and Fringe Benefits that may have accrued through the date of termination, and the Company shall either pay the Employee as severance compensation one year's salary, payable in accordance with the Company's customary payroll practices, or, at the sole option of the Company, release the Employee from his covenants not to compete with the Company described in the Reorganization Agreement and this Agreement. The Employee agrees that he shall not be entitled to any such severance compensation unless and until he delivers the release contemplated by
     Section 6(b) hereof, which severance compensation shall be treated as Termination Compensation for the purposes of this Agreement.

          (b) Total Disability. If the Employee becomes totally disabled (as defined below), the Company may terminate the Employment Term by notice to the Employee, and as of the termination date, the Company shall have no further liability or obligation to the Employee hereunder except as follows: the Company shall provide the Employee with (i) any unpaid Salary and Fringe Benefits that have accrued through the date of termination; (ii) whatever benefits that he may be entitled to receive under any then existing disability benefit plans of the Company, including any such plans included in the Fringe Benefits, and (iii) in the fiscal year immediately following the fiscal year of termination, the Bonus to which the Employee would have been entitled if he had been employed for the full

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     period to which the Bonus relates but reduced proportionately to correspond to the portion of the period for which the Employee was actually employed (a"Proportionate Bonus"). For the purposes hereof, the Employee shall be deemed to be "totally disabled" if the Employee is unable to perform his services hereunder despite reasonable accommodation as a result of illness, injury or incapacity for a continuous period of six months. In the event of any dispute under this Section 5(b), the Employee shall submit to a physical examination by a licensed physician mutually satisfactory to the Company and the Employee, the cost of such examination to be paid by the Company, and the determination of such physician shall be determinative.

          (c) Death. If the Employee dies, this Employment Agreement shall terminate on the date of death, and thereafter the Company shall not have any further liability or obligation to the Employee, his executors, administrators, heirs, assigns or any other person claiming under or through him except that the Company shall provide the Employee's estate with any unpaid Salary and Fringe Benefits that have accrued through the date of termination and a Proportionate Bonus.

          (d) Cause. The Company may terminate the Employment Term for "cause" by giving the employee 30 days' notice of the termination date, and as of the termination date, the Company shall not have any further liability or obligation to the Employee, except that the Company shall provide the Employee with any unpaid Salary and Fringe Benefits that have accrued through the date of termination, net of any liabilities that the Employee may have to the Company. For purposes of this Agreement, "cause" shall mean (i) conviction of a felony, (ii) conduct amounting to a material act of fraud or dishonesty involving the Company, (iii) a material act of fraud or dishonesty not involving the Company that has a material adverse effect upon the business or reputation of the Company, (iv) the failure or refusal of the Employee in any material respect to observe or perform (other than by reason of illness, injury or incapacity) any of the material terms or provisions of this Agreement if such non-performance continues uncured for a period of 30 days after notice thereof, which notice specifies the nature of such failure or refusal and requests that it be cured or (v) chronic alcoholism, drug addiction or any other form of addiction that materially impairs the Employee's ability to perform the terms and provisions of this Agreement, as determined by a physician retained by the Company.

          (e) Resignation. The Employee shall have the right to terminate the Employment Term at any time by giving the Company at least 30 days' notice of the termination date. Under such circumstances, the Company shall continue to pay the Salary and provide the Fringe Benefits to the Employee through the termination date. As of such termination date, the Company shall not have any further liability or obligation to the Employee, except that the Company shall provide the Employee with any unpaid Salary and Fringe Benefits that have been accrued through the date of termination. The Employee shall not be entitled to receive any Bonus or Proportionate Bonus.

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6.   Termination With Compensation.
     -----------------------------

          (a) Without Cause. The Company shall have the right to terminate the Employment Term without cause at any time by giving the Employee 30 days' notice of the termination date. Under such circumstances, the Company shall pay to the Employee in a single payment within 45 days after the termination date, an amount (the "Lump Sum Payment") equal to (i) the Salary for the remainder of the Employment Term plus (ii) an amount equal to (x) the quotient resulting from dividing the Bonus paid to the Employee for the fiscal year period immediately preceding the fiscal year of termination (in the case of a termination prior to April 1, 1998, the Bonus shall be deemed to be $150,000, and the Bonus for the 1998 fiscal year shall equal 80% of the Bonus earned for the fifteen-month period ending on the last day of the Company's 1998 fiscal year) by 12, multiplied by (y) the number of months from the end of the last fiscal year for which a Bonus was paid or, in the case of a termination prior to April 1, 1998, from December 31, 1996 through the end of the Employment Term; provided, however, that if the Lump Sum Payment is not equal to at least one year's Salary then the Company shall, at its sole option, either increase the Lump Sum Payment to an amount equal to the Salary or release the Employee from his covenants not to compete with the Company described in the Reorganization Agreement and this Agreement. In addition, the Company shall continue to provide to the Employee the health benefits in effect for the Employee at the time of termination until the earlier of the expiration of 18 months after the termination date and the date on which the Employee obtains health benefits from another source. As of such termination date, the Company shall not have any further liability or obligation to the Employee other than to continue paying the amounts and provide the health benefits specified in this Section 6(a). Notwithstanding the foregoing, the Company shall not be obligated to pay the Lump Sum Payment unless the Employee delivers the release specified under Section 6(b).

          (b) Consideration for Termination Compensation. The Lump Sum Payment is referred to herein as the "Termination Compensation." The Employee shall not be entitled to any Termination Compensation unless the Employee executes and delivers to the Company after notice of termination a release in a form satisfactory to the Company in its sole discretion by which the Employee releases the Company from any obligations and liabilities of any type whatsoever, except for the Company's obligations with respect to the Termination Compensation. The parties hereto acknowledges that the Termination Compensation to be provided under this Section 6 is to be provided in consideration for the above-specified release.

7.   Inventions, Designs and Product Developments.
     --------------------------------------------

          All inventions, innovations, designs, ideas and product developments, developed or conceived by the Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term or during his employment by the Company prior to the commencement of the Employment Term and that relate to the actual

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     or planned business activities of the Company (collectively, the
     "Developments") and all of the Employee's right, title and interest therein, shall be the exclusive property of the Company. The Employee hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to any and all such Developments. The Employee shall disclose fully, as soon as practicable and in writing, all Developments to the Board. At any time and from time to time, upon the request of the Company, the Employee shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Employee for all reasonable expenses incurred by him in compliance with the provisions of this Section 7.

8.   Confidential Information; Noncompetition; Non-Solicitation.
     ----------------------------------------------------------

          (a) The Employee has had and will have possession of or access to confidential information relating to the business of the Company and Kent and their affiliated companies, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company. All such information, other than any information that is in the public domain through no act or omission of the Employee or which he is authorized to disclose, is referred to collectively as the "Confidential Information". The Confidential Information is a valuable, special and unique asset of the Company and Employee's access to and knowledge of the Confidential Information is essential to the performance of his duties as an Employee of the Company. In light of the competitive nature of the business in which the Company is engaged, Employee agrees that during the Employment Term and thereafter, the Employee shall not (i) disclose any Confidential Information to any person or entity; (ii) use or exploit in any manner the Confidential Information for himself or any person, partnership, association, corporation or other entity other than the Company; (iii) remove any Confidential Information, or any reproduction thereof, from the possession or control of the Company or (iv) treat Confidential Information otherwise than in a confidential manner.

          (b) All Confidential Information developed, created or maintained by the Employee, alone or with others while employed by the Company, and all Confidential Information maintained by the Employee thereafter, shall remain at all times the exclusive property of the Company. The Employee shall return to the Company all Confidential

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     Information, and reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the completion of his employment by the Company.

          (c) In furtherance of the agreements contained in Section 8(a) hereof, from the date hereof and for a period of three years after Employee's employment with the Company is terminated, Employee, on behalf of himself and his present and future affiliates and employers, agrees not to and shall not directly or indirectly, for his own account or the account of others, whether as owner, partner, joint venturer, lender, shareholder, director, officer, employee, consultant or otherwise: (i) in any state where the Company does business, engage, invest or otherwise take part in, or render any service (whether for or without compensation) to any person or company (other than the Company) who or which is directly or indirectly engaged in any business that is competitive with any business conducted by the Company in which Employee has been, is or shall be actively involved, including but not limited to the purchase and sale, distribution, marketing, brokering of or dealing in electrical and electronic wire and cable; (ii) compete for or solicit any of the business conducted by the Company from any customer of the Company other than for the benefit of the Company; (iii) induce any customer of the Company, or request or advise any such customer to withdraw, curtail, or cancel any such customer's business with the Company; or (iv) solicit directly or indirectly for employment outside of the Company any person currently employed by the Company or who has been employed by the Company. However, the Employee may have a financial interest in a competitor of the Surviving Corporation if that interest is in the form of ownership of less than one percent (1%) of the outstanding stock of a company whose securities are listed on a national stock exchange or quoted on the NASDAQ National Market System.

          (d) Employee recognizes, agrees and represents that the Company would not permit Employee to access the Company's Confidential Information unless Employee agrees to the restrictions contained herein, and that the Company is relying on the agreements of Employee contained in this Agreement in permitting Employee access to the Confidential Information. Employee represents that being permitted to access the Confidential Information and the compensation described in this Agreement constitutes significant and valuable consideration for his agreements hereunder. Employee has read and considered the provisions of this Section 8 and, having done so, agrees, states, and covenants that the geographical area, and scope of activities to be restrained, are reasonably required for the protection of the goodwill and other business interests of the Company. In the event a court of competent jurisdiction determines as a matter of law that any of the terms of Section 8 are unreasonable or overbroad, the parties expressly allow such court to reform this Agreement to the extent necessary to make it reasonable as a matter of law and to enforce it as so reformed.

9.   Remedies.
     --------

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          The Employee expressly acknowledges that the remedy at law for any breach of Sections 7 and 8 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Employee's obligations under these provisions without the necessity of providing the actual damage to the Company or the inadequacy of a legal remedy. The rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.


10.  General.
     -------

          (a) Governing Law. The terms of this Agreement shall be governed by the laws of the State of Texas.

          (b) Company. For purposes of Sections 7, 8 and 9, the term "Company" shall be deemed to include any incorporated or unincorporated entities that are controlled, directly or indirectly, by the Company through ownership, agreement or otherwise.

          (c) Guaranty. Kent hereby guarantees the payment and performance of the obligations of the Company hereunder.

          (d) Effective Time; Binding Effect. This Agreement shall become effective and binding on the parties hereto only upon the effectiveness of the merger of Wire & Cable Specialties Corporation, a Georgia corporation, and Futronix Corporation, a Texas corporation, with and into the Company pursuant to the Reorganization Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.

          (e) Notices. All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage pre-paid, return receipt requested, or when sent by Federal Express or other overnight delivery service addressed (i) in the case of the Company, to the Company at its principal executive offices, to the attention of the President, and (ii) in the case of the Employee, to the Employee at the Employee's residential address on the records of the Company at that time.

          (f) Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be

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     modified or amended in any way except in writing by the parties hereto.

          (g) Duration. Notwithstanding the termination of the Employment Term and of the Employee's employment by the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

          (h) Waiver. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches.

          (i) Severability. If any provision of this Agreement or application thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.


     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the day and year first written above.


                              KENT ELECTRONICS CORPORATION


                              By: /s/ MORRIE K. ABRAMSON
                                 ______________________________________



                              FUTRONIX ACQUISITION COMPANY


                              By: /s/ STEPHEN J. CHAPHO
                                 ______________________________________



                               /s/ TERRENCE M. HUNT
                              _________________________________________
                              Terrence M. Hunt



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